Exhibit 3.35

BCA-2.10 (Rev. Jul. 1984)	JIM EDGAR Secretary of State State of Illinois	File#

Submit in Duplicate		This Space For Use by Secretary of State Date 6-16-88 License Fee $50.00 Franchise Tax $25.00 Filing Fee $25.00 Clerk

Payment must be made by Certified Check, Cashers’ Check or a Money Order, payable to “Secretary of State”. DO NOT SEND CASH!	ARTICLES OF INCORPORATION

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned Incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is	T-K Acquisition Corp.
(Shall contain the word “corporation”, “company”, “Incorporated”

“limited”, or an abbreviation thereof)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:

	Registered Agent	Dennis	J.	Keller
		First Name	Middle Name	Last Name

	Registered Office	2201 West Howard Street
		Number	Street	Suite: # (A P.O. Box alone is not acceptable)

		Evanston	60202	Cook
		City	Zip Code	County

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:

If not sufficient space to cover this point, add one or more sheets of this size.

The purpose of this corporation is the transaction of any or all lawful business for which corporations may be incorporated under the Business Corporation Act of 1983 of the State of Illinois.

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized
Common	$.01	500,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefore, are:

Class	*Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
Common	$.01	100	$ 100
			$
			$
			$
		TOTAL	$ 100

*	A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

ARTICLE SIX	OPTIONAL

The number of directors constituting the initial board of directors of the corporation is 3, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

	Name		Residential Address
	John B. Rhinelander		6115 Ramshorn Place, McLean, VA 22101
	Dennis J. Keller		324 East Seventh Street, Hinsdale, IL 60521
	John B. Templeton, Jr.		614 S. Washington Street, Hinsdale, IL 60521

ARTICLE SEVEN	OPTIONAL

	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:				$
	(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:				$
	(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:				$
	(d) It is estimated that the gross amount of the business which will be transacted from places of business in the State of Illinois during the following year will be:				$

ARTICLE EIGHT	OTHER PROVISIONS See Attachment for Article Eight

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES AND ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated June 14, 1988
	Signatures and Names	Post Office Address

1.	/s/ Craig E. Chason	1.	c/o Shaw, Pittman, 2300 W St. N.W.
	Signature		Street

	Craig E. Chason		Washington	D. C.	20037
	Name (please print)		City/Town	State	Zip

2.		2.
	Signature		Street
	Name (please print)		City/Town	State	Zip

3.		3.
	Signature		Street
	Name (please print)		City/Town	State	Zip

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as Incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

Form BCA-2.10

File No.

ARTICLES OF INCORPORATION

Filed Jun 16, 1985

Illinois Secretary of State

FEE SCHEDULE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (see Art. 5), MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10th of 1% of the consideration to be received for initial issued shares (see Art 5), MINIMUM $25.00.

EXAMPLES OF TOTAL DUE

Consideration to be Received	Total Due*
up to $1,000	$
$ 5,000		$102.50
$ 10,000		$105.00
$ 25,000		$112.50
$ 50,000		$150.00
$ 100,000		$225.00

* Includes Filing Fee + License Fee + Franchise Tax

RETURN TO: Corporation Department Secretary of State Springfield, Illinois 62756 Telephone (21&) 782-6961

ATTACHMENT

ARTICLE EIGHT

Each holder of shares of common stock shall have a preemptive right to purchase shares of any additional issue of the corporation’s common stock pro rata based on his record ownership of common stock as of the date of such issuance. Notwithstanding the above, holders of shares of the corporation’s common stock shall not have preemptive rights with respect to any shares the corporation may issue to its employees.

BCA-10.30 (Rev. Jul. 1984)	JIM EDGAR Secretary of State State of Illinois	File# 5512-195-8
Submit in Duplicate		This Space For Use by Secretary of State Date 7-19-88 License Fee $ Franchise Tax $25.00 Filing Fee $ Clerk
Remit payment in Check or Money Order, payable to “Secretary of State”. DO NOT SEND CASH!	ARTICLES OF AMENDMENT

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned Incorporator(s) hereby adopts these Articles of Amendment to its following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is T-K Acquisition Corp.
(Note 1)

ARTICLE TWO	The following amendment of the Articles of Incorporation was adopted on July 14, 1988 in the manner indicated below. (“X” one box only.)

	❑	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment.
(Note 2)

	❑	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment.
(Note 3)

	❑	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statue and by the articles of incorporation valid voted in favor of this amendment.
(Note 4)

	❑	By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10.
(Note 4)

	☒	By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors, have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment
(Note 4)

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation to read as follows:)

RESOLVED: That the Articles of Incorporation of the Corporation are hereby amended to change the name of the corporation to “Templeton, Kenly & Co., Inc.”

(NEW NAME)

All changes other than name, include on page 2

(over)

ARTICLE THREE	The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (“If not applicable, insert “No change”)

No Change

ARTICLE FOUR	(a)	The manner in which said amendment effects a change in the amount of paid-in capital is as follows: (If not applicable, insert “No change”)

No Change

	(b)	The amount of paid-in capital as changed by this amendment is as follows: (If not applicable, insert “No change”)

No Change

	Before Amendment	After Amendment
Paid In Capital	$	$

The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated	June 14, 19 88	T-K Acquisition Corp.

(Exact Name of Corporation)

attested by	/s/ Robert J. Alberts	/s/ Peter Contor

	(Signature of Secretary or Assistant Secretary)	(Signature of President or Vice President)

	Robert J. Alberts, Secretary	Peter Contor, President

	(Type or Print Name and Title)	(Type or Print Name and Title)

*	“Paid-In Capital” replaces the terms Stated Capital & Paid-In Surplus and is equal to the total of these accounts.